Exhibit 5.1

December 9, 2016
QuickLogic Corporation
1277 Orleans Drive
Sunnyvale, CA 94089-1138

QuickLogic Corporation
Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel to QuickLogic Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S‑3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of securities of the Company. The offering of securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).
The Registration Statement and the related Prospectus cover the proposed public offering by the Company of up to $40,000,000 aggregate offering price of (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), (iii) depositary shares (the “Depositary Shares”) of the Company representing a fractional interest in a share of Preferred Stock of the Company, to be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”), by and among the Company and a financial institution identified therein as the depositary (the “Depositary”) and the related depositary receipts (the “Depositary Receipts”), (iv) debt securities, in one or more series, which may be either senior or subordinated debt securities (the “Debt Securities”) to be issued pursuant to indentures between the Company and a trustee or bank to be named therein (the “Trustee”), in the forms attached as Exhibits 4.1 and 4.2 to the Registration Statement, as such indentures may be supplemented for any series of Debt Securities (collectively, the “Indenture”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”), and (vi) units composed of the foregoing (the “Units” and together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Warrants, the “Securities”).
In our capacity as counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	the forms of Indenture;

(b)	the Registration Statement;

(c)	the Prospectus;

(d)	the Amended and Restated Certificate of Incorporation, as amended through the date hereof; and

(e)	the Amended and Restated Bylaws of the Company, as amended through the date hereof.
The documents described in the foregoing clauses (a) through (e) are collectively referred to as the “Opinion Documents.”
We have also reviewed originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.
In our review of the documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

(e)	That:
(i)    The issuance and delivery by the Company of the Securities and the execution, delivery and performance by the Company of the Opinion Documents:
(A)    do not and will not, except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or
(B)    do not and will not result in any conflict with, or breach of, any agreement or document binding on it.
(ii)    Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Opinion Documents to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(f)
At the time of any offering or sale, the Securities will have been specifically authorized for issuance and execution and delivery by the Company by its Board of Directors or an authorized committee thereof.

(g)	The Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded.

We have not independently established the validity of the foregoing assumptions.
“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents, and the General Corporation Law of the State of Delaware (the “DGCL”). Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the above referenced documents or any of its affiliates due to the specific assets or business of such party or such affiliate.
Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.
When (a) the Common Stock has been duly authorized by all necessary corporate action, (b) the Common Stock is issued, sold and delivered in the manner and for the consideration (not less than the par value thereof) approved by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, and (c) if the Common Stock is in certificated form, the certificates representing the Common Stock have been duly executed, registered and delivered, the Common Stock (including any Common Stock issuable upon exercise of Warrants or upon conversion, exercise, or exchange of other Securities or as a component of any Units) will be validly issued, fully paid and nonassessable.

2.
When (a) the issuance and terms of the Preferred Stock have been duly authorized by all necessary corporate action, including the adoption of a certificate of designation and the filing thereof in accordance with the DGCL (a “Certificate”), (b) the Preferred Stock is issued, sold and delivered in the manner and for the consideration (not less than the par value thereof) approved by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, and (c) if the Preferred Stock is in certificated form, the certificates representing the Preferred Stock have been duly executed, registered and delivered, the Preferred Stock (including any Preferred Stock issuable upon exercise of Warrants or upon conversion, exercise or exchange of other Securities or as a component of any Units) will be validly issued, fully paid and nonassessable.

3.
When (a) the terms of the Depositary Shares have been duly approved or established by all necessary corporate action, including the adoption and filing of a Certificate relating to the Preferred Stock underlying such Depositary Shares, (b) the Deposit Agreement has been duly authorized and validly executed and delivered by the Company and the Depositary, (c) the Depositary Shares have been duly issued and sold against payment therefor in accordance with such corporate action and (d) the Depositary has duly executed the Depositary Receipts in accordance with the terms of the Deposit Agreement (the Company having deposited the Preferred Stock with the Depositary pursuant to the Deposit Agreement), the Depositary Shares (including any Depositary Shares issuable upon exercise of Warrants or upon conversion, exercise or exchange of other Securities or as a component of any Units) will be validly issued and will be entitled to the benefits of the Deposit Agreement.

4.
When (a) the Indenture has been duly authorized by all necessary corporate action and validly executed and delivered by each of the Company and the Trustee, (b) the Debt Securities have been duly authorized by all necessary corporate action and the form and terms thereof have been established in accordance with the Indenture, and (c) the Debt Securities have been duly executed and authenticated in accordance with terms of the Indenture and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, the Debt Securities (including any Debt Securities issuable upon exercise of Warrants or as a component of any Units) will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

5.
When (a) the Warrants have been duly authorized by all necessary corporate action, including, if applicable, the due authorization and reservation of any underlying Securities, (b) the related warrant agreement has been duly authorized by all necessary corporate action and such warrant agreement has been duly executed and delivered by the Company and any warrant agent, and (c) the Warrants have been duly executed in accordance with the terms of the related warrant agreement and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, the Warrants (including any Warrants issuable as a component of any Units) will constitute valid and legally binding obligations of the Company.

6.
When (a) the Units have been duly authorized by all necessary corporate action, including the due authorization of any component Securities, (b) the related unit agreement has been duly authorized by all necessary corporate action and such unit agreement has been duly executed and delivered by the Company and any unit agent, and (c) the Units have been duly executed in accordance with the terms of the related unit agreement and issued, sold and delivered in the manner and for the consideration approved by the Board of Directors or pursuant to authority established by the Board of Directors as set forth in the Prospectus and any Prospectus Supplement, the Units will constitute valid and legally binding obligations of the Company.

Our opinions expressed above are subject to the following qualifications:

(a)
Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)
Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.
This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement,

and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP